Exhibit 5.1

SEWARD & KISSEL LLP ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

WRITER'S DIRECT DIAL	TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

May 7, 2018

EuroDry Ltd.
4 Messogiou & Evropis Street
151 24 Marousi Greece

Re: EuroDry Ltd.

Ladies and Gentlemen:

We have acted as Marshall Islands counsel to EuroDry Ltd. (the "Company") in connection with the Company's Registration Statement on Form F-1 (Registration No. 333-      ) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission") on May 7, 2018, as thereafter amended or supplemented, with respect to the spin-off and registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of common stock, par value $0.01, of the Company (the "Common Shares").
We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the "Prospectus") included in the Registration Statement; and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinions that under the laws of the Republic of the Marshall Islands, the Common Shares have been duly authorized and when issued as contemplated in the Prospectus, will be validly issued, fully paid for and non-assessable.
This opinion is limited to the law of the Republic of the Marshall Islands as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP